EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Form S-3 (Nos. 333-73112) and S-8 (Nos. 333-49297, 333-51795, 333-43572, 333-41964, 333-69301, 333-63627, 333-61369, 333-88399, 333-80829, 333-54024, 333-71404, 333-66586, 333-99611 and 333-91422) of Networks Associates, Inc. of our report dated October 31, 2003 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
October 31, 2003